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                                  EXHIBIT INDEX

NUMBER            EXHIBIT DESCRIPTION

5.1*              Opinion of Counsel as to the validity of the Shares.

23.1*             Consent of Counsel (included in Exhibit 5.1 above).

23.2*             Consent of KPMG Peat Marwick LLP.

23.3*             Consent of KPMG Peat Marwick LLP.

24.1* Power of Attorney (included under the heading "Signatures," above).

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* FILED HEREWITH.



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